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                                                            EXHIBIT 21


                          INTERSTATE GENERAL COMPANY L.P.
                             CONSOLIDATED ENTITIES AND
                          SUBSIDIARIES OF THE REGISTRANT
                                 DECEMBER 31, 1998


At December 31, 1998, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

     American Family Homes, LLC., a Delaware limited liability company

     Brandywine Investment Associates Limited Partnership, a Maryland limited partnership

     Caribe Waste Technologies, Inc., a Puerto Rico corporation

     IWT Bridgeport, Inc., a Delaware corporation

     Interstate Acceptance Corporation I, a Delaware corporation

     Interstate General Realty, Inc., a Delaware corporation

     Interstate Waste Technologies, Inc., a Delaware corporation

     Land Development Associates S.E., a Puerto Rico partnership

     Pomfret LLC, a Delaware limited liability company

     St. Charles Associates Limited Partnership, a Maryland limited partnership

     St. Charles Operating Company, LLC, a Delaware limited liability company


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At December 31, 1998, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries:

     Chastleton Apartments Associates, a District of Columbia limited partnership

     Coachman's Limited Partnership, a Maryland limited partnership

     Palmer Apartments Associates Limited Partnership, a Maryland limited partnership

     Headen House Associates Limited Partnership, a Maryland limited partnership

     Wakefield Terrace Associates Limited Partnership, a Maryland limited partnership

     Wakefield Third Age Associates Limited Partnership, a Maryland limited partnership